UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 22, 2011

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 22, 2011 (the “Closing Date”), Wave Systems Corp. (“Wave”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Safend Ltd., a company incorporated under the laws of Israel (“Safend”), each of the shareholders of Safend named in the Purchase Agreement (the “Selling Shareholders”) and Paul Weinberg & Co., as representative of the Selling Shareholders (the “Representative”). Under the terms of the Purchase Agreement and the ancillary documents thereto, Wave acquired all of the issued and outstanding share capital of Safend.

Pursuant to the terms of the Purchase Agreement and certain ancillary documents thereto, in exchange for (i) all of the issued and outstanding share capital of Safend, (ii) the discharge of all indebtedness owed by Safend to its shareholders and (iii) the discharge of certain payment obligations owed to employees and directors of Safend upon a sale of Safend pursuant to Safend’s articles of association (the “Liquidation Payment”), Wave paid consideration with an aggregate value of U.S. $12,761,966, subject to post closing adjustments for working capital, cash, indebtedness and transaction expenses (the “Total Consideration”).  The Total Consideration consisted of $1,100,000 in cash and 5,267,374 shares of Wave’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), with a deemed value equal to $11,661,966 (based on the average closing price of a share of Class A Common Stock as quoted on the Nasdaq Capital Market during the 10 trading days prior to the Closing Date).  Certain transaction expenses of the Selling Shareholders and Safend were discharged out of the cash portion of the Total Consideration.

Pursuant to the terms of the Purchase Agreement, certain of the Selling Shareholders have agreed to indemnify Wave and its affiliates for liabilities arising out of the matters identified in the Purchase Agreement, subject to the limitations described in the Purchase Agreement.  The Purchase Agreement also contains customary representations and warranties with respect to Safend, the Selling Shareholders and Wave.  600,723 shares of Class A Common Stock, representing $1,330,000 of the Total Consideration payable to the Selling Shareholders, will be held in escrow pursuant to the terms of an escrow agreement (the “Escrow Agreement”) by and among Wave, the Selling Shareholders and ESOP Management & Trust Company Ltd., as escrow agent.  The shares of Class A Common Stock held in escrow will serve as a reserve for any payments by the Selling Shareholders in connection with (i) any post closing adjustment to the Total Consideration in respect of the actual amount of cash, debt, working capital and transaction expenses as of the Closing Date and (ii) to satisfy claims for indemnification by Wave pursuant to the Purchase Agreement.  In accordance with the terms of the Escrow Agreement, two-thirds of the escrowed shares will be released to the Selling Shareholders 12 months after the Closing Date and the remainder will be released 18 months after the Closing Date (in each case, subject to reduction for any then pending claims).

In addition, all of the shares issuable to certain recipients of the Liquidation Payment (410,355 shares in total) will be deposited with a trust agent, as part of an arrangement to satisfy withholding taxes on the issuance on those shares. Participants may have their shares released from deposit with the trust agent by funding the applicable withholding amount in cash.  To the extent that participants do not make that election, the escrow agent has been instructed to sell approximately 60 percent of the remaining shares over the 3 to 4 trading day period after the resale registration statement (referred to below) becomes effective and to use the proceeds of those sales to satisfy withholding tax requirements.

Wave has agreed to file a resale registration statement on Form S-3 within 40 days following the Closing Date to register the resale on a continuous basis of shares of Class A Common Stock held by the Selling Shareholders and recipients of the Liquidation Payment under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”).

Headquartered in Tel Aviv, Israel, with offices in Philadelphia, Safend has approximately 70 employees.  Safend had revenue of approximately $6.2 million, and a net loss of approximately $3.1 million for the full-year of 2010.  For the unaudited six months ended June 30, 2011 Safend had revenue of approximately $2.9 million, and a net loss of approximately $1.9 million.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The summary description of the Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

A copy of the press release dated September 22, 2011 announcing the entering into and completion of the transactions contemplated by the Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On the Closing Date, Wave acquired all of the issued and outstanding share capital of Safend as described in Item 1.01 above, which description is incorporated by reference in this Item 2.01.

Item 3.02               Unregistered Sales of Equity Securities.

Under the terms of the Purchase Agreement described in Item 1.01 above, Wave issued an aggregate of 5,267,374 shares of its Class A Common Stock to shareholders and certain employees and directors of Safend at the closing, as described in Item 101 above. The shares of Wave’s Class A Common Stock were issued pursuant to an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act, on the basis that the recipient is an “accredited investor” and the transaction satisfies the requirements of Rule 506 of Regulation D, or Regulation S promulgated under the Securities Act, on the basis that the recipient is not a “U.S. Person” and that the transaction satisfies the other requirements of Regulation S.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The financial statements required in connection with the acquisition of Safend will be filed no later than 71 calendar days after the date this Current Report is required to be filed.

(b)           Pro Forma Financial Information.

The pro forma financial information required in connection with the acquisition of Safend will be filed within 71 calendar days of the date this Current Report is required to be filed.

(d)  Exhibits

Exhibit	Description

2.1

Share Purchase Agreement, dated September 22, 2011, by and among Wave Systems Corp., Safend Ltd., each of the shareholders of Safend named therein and Paul Weinberg & Co., as representative of the shareholders.**

99.1	Press Release dated September 22, 2011.

** Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Wave undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated: September 22, 2011

EXHIBIT INDEX

Exhibit	Description

2.1

Share Purchase Agreement, dated September 22, 2011, by and among Wave Systems Corp., Safend Ltd., each of the shareholders of Safend named therein and Paul Weinberg & Co., as representative of the shareholders.**

99.1	Press Release dated September 22, 2011.

** Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Wave undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.